Exhibit (p)(vii)

                         SIRACH CAPITAL MANAGEMENT, INC.
                                 CODE OF ETHICS


PREAMBLE

          This Code of Ethics is being adopted in compliance with the requirements of Rule 17j-1 (the "Rule") adopted by the United States Securities and Exchange Commission under the Investment Company Act of 1940 (the "Act") to effectuate the purposes and objectives of that Rule. The Rule makes it unlawful for certain persons, including any officer or Board member of UAM Funds, Inc., UAM Funds Trust or UAM Funds Trust II (together, the "Fund") in connection with the purchase or sale by such person of a security held or to be acquired by the Fund(1):

               (1)  To employ a device, scheme or artifice to defraud the Fund;

               (2) To make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;

               (3) To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the Fund; or

               (4) To engage in a manipulative practice with respect to the Fund.

The Rule also requires that the Fund and each adviser to the Fund adopt a written code of ethics containing provisions reasonably necessary to prevent persons from engaging in acts in violation of the above standard and use reasonable diligence and institute procedures reasonably necessary, to prevent violations of the Code.

          This Code of Ethics is adopted by the Board of Directors of the Fund(2) in compliance with the Rule. This Code of Ethics is based upon the principle that the Directors and officers of the Fund, and certain affiliated persons of the Fund and its investment advisers, owe a fiduciary duty to, among others, the shareholders of the Fund to conduct their affairs, including their personal securities transactions, in such manner to avoid (i) serving their own personal interests ahead of shareholders; (ii) taking inappropriate advantage of their position with the Fund; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. This fiduciary duty includes the duty of the investment advisers to the portfolios of the Fund to report violations of this Code of Ethics to the Fund's Compliance Officer. This Code may not be the only source of potential restrictions when conducting personal securities transactions and transactions on behalf of the Fund. If there are any questions with respect to other potentially applicable restrictions, contract the Funds' Compliance Officer.


---------------------
    (1) A security is deemed to be "held or to be acquired" if within the most recent fifteen (15) days it (i) is or has been held by the Fund, or (ii) is being or has been considered by the Fund or its investment adviser for purchase by the Fund.
    (2) Reference to a "Board of Directors" or a "Director" herein shall also refer to a "Board of Trustees" or a "Trustee", as appropriate.


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      A.  DEFINITIONS

          (1) "Access person" means any director/trustee, officer, general partner or advisory person of the Fund.

          (2) "Advisory person" means (a) any employee of the Fund who, in connection with his regular functions or duties, normally makes, participates in, or obtains current information regarding the purchase or sale of a security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (b) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security by the Fund.

          (3) "Affiliated company" means a company which is an affiliated person.

          (4) "Affiliated person" of another person means (a) any person directly or indirectly owning, controlling, or holding with power to vote, 5 per centrum or more of the outstanding voting securities or such other person; (b) any person 5 per centrum or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person; (c) any person directly or indirectly controlling, controlled by, or under common control with, such other person; (d) any officer, director/trustee, partner, copartner, or employee of such other person; (e) if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and (f) if such other person is an unincorporated investment company not having a Board of Directors, the depositor thereof.

          (5) A security is "being considered for purchase or sale" or is "being purchased or sold" when a recommendation to purchase or sell the security has been made and communicated, which includes when the Fund has a pending "buy" or "sell" order with respect to a security, and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation. "Purchase or sale of a security" includes the writing of an option to purchase or sell a security.

          (6) "Beneficial ownership" shall be as defined in, and interpreted in the same manner as it would be in determining whether a person is subject to the provisions of, Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the security. A person is normally regarded as the beneficial owner of securities held in the name of his or her spouse or minor children living in his or her household.

          (7) "Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 per centrum of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than 25 per centrum of the voting securities of any company shall be presumed not to control such company. A natural person shall be presumed not to be a controlled person.

          (8) "Disinterested director/trustee" means a director/trustee who is not: an affiliated person (as defined above) of the Fund; a member of the immediate family of any natural person who is an affiliated person of the Fund; an interested person (as defined below) of the Fund, any investment adviser of the Fund or any principal underwriter for the Fund.



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          (9)  "Interested Person" of another person means--

               (a)  when used with respect to an investment company--

                    (i)   any affiliated person of such company,

                    (ii) any member of the immediate family of any natural person who is an affiliated person of such company,

                    (iii) any interested person of any investment  adviser of or principal underwriter for such company,

                    (iv) any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of such company has acted as legal counsel for such company,

                    (v) any broker or dealer registered under the Securities Exchange Act of 1934 or any affiliated person of such a broker or dealer, and

                    (vi) any natural person whom the Commission by order shall have determined to be an interested person by reason of having had, at any time since the beginning of the last two completed fiscal years of such company, a material business or professional relationship with such company or with the principal executive officer of such company or with any other investment company having the same investment adviser or principal underwriter or with the principal executive officer of such other investment company:

          Provided, That no person shall be deemed to be an interested person of an investment company solely by reason of (aa) his being a member of its Board of Directors or advisory board or an owner of its securities, or (bb) his membership in the immediate family of any person specified in clause (aa) of this proviso.

          (10) "Investment Personnel" means (a) any portfolio manager of the Fund as defined in (12) below; and (b) securities analysts, traders and other personnel who provide information and advice to the portfolio manager or who help execute the portfolio manager's decisions.

          (11) "Person" means a natural person or a company.

          (12) "Portfolio Manager" means an employee of the investment adviser or sub-investment adviser of the Fund entrusted with the direct responsibility and authority to make investment decisions affecting an investment company.

          (13) "Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option,



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or  privilege on any security  (including  a  certificate  of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

          (14) "Security" shall not include securities issued by the government of the United States or by federal agencies and which are direct obligations of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and shares of unaffiliated registered open-end investment companies (mutual funds).

      B.  PROHIBITED TRANSACTIONS

          (1)  Access Persons

               (a) No access person shall engage in any act, practice or course of conduct, which would violate the provisions of Rule 17j-1 set forth above.

          The Fund's portfolios are managed by subsidiaries of or organizations otherwise affiliated with United Asset Management Corporation (the "Management Companies"). Under the organizational structure of the Management Companies, the entities maintain separate offices, independent operations and autonomy when making investment decisions. In view of these circumstances, advisory personnel of the Management Companies who are defined as "access persons" under the Act, under normal circumstances would have no knowledge of proposed securities transactions, pending "buy" or "sell" orders in a security, or the execution or withdrawal of an order for any other portfolio in the UAM Family of Funds for which a different Management Company serves as investment adviser. To restrict the flow of investment information related to the portfolios of the Fund, the Fund prohibits access persons at a Management Company from disclosing pending "buy" or "sell" orders for a portfolio of the Fund to any employees of any other Management Company until the order is executed or withdrawn. The Management Companies shall implement procedures designed to achieve employee awareness of this prohibition.

               (b)  No access person shall:

                    (i) purchase or sell, directly or indirectly, any security in which he has or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale:

                          (A) is being considered for purchase or sale by the Fund, or

                          (B) is being purchased or sold by any portfolio of the Fund; or

                    (ii) disclose to other persons the securities activities engaged in or contemplated for the various portfolios of the Fund.

          (2)  Investment Personnel


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               No investment personnel shall:

               (a) accept any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Fund; for the purpose of this Code de minimis shall be considered to be the annual receipt of gifts from the same source valued at $250 or less per individual recipient, when the gifts are in relation to the conduct of the Fund's business;

               (b) acquire securities, other than fixed income securities, in an initial public offering, in order to preclude any possibility of such person profiting from their positions with the Fund;

               (c) purchase any securities in a private placement, without prior approval of the Compliance Officer of the Management Company or other officer designated by the Board of Directors. Any person authorized to purchase securities in a private placement shall disclose that investment when they play a part in any Fund's subsequent consideration of an investment in the issuer. In such circumstances, the Fund's decision to purchase securities of the issuer shall be subject to independent review by investment personnel with no personal interest in the issuer;

               (d) profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within sixty (60) calendar days. Trades made in violation of this prohibition should be unwound, if possible. Otherwise, any profits realized on such short-term trades shall be subject to disgorgement to the appropriate portfolio of the investment company.

      Exceptions:   The Compliance  Officer of the Management  Company may allow exceptions to this policy on a  case-by-case  basis when the abusive  practices  that the policy is  designed to prevent, such as  frontrunning  or  conflicts  of  interest,  are not present and the equity of the situation strongly supports an exemption.  An example is the involuntary sale of securities due to  unforeseen  corporate  activity  such  as a  merger.
                    [Seess.C  below].  The ban on short-term  trading profits is
                    specifically   designed  to  deter  potential  conflicts  of
                    interest  and  frontrunning  transactions,  which  typically
                    involve  a  quick   trading   pattern  to  capitalize  on  a
                    short-lived  market  impact of a trade by one of the  Fund's portfolios. The Management Company shall consider the policy reasons for the ban on short-term  trades, as stated herein, in  determining  when an  exception  to the  prohibition  is
                    permissible.   The   granting  of  an   exception   to  this
                    prohibition shall be permissible if the securities involved in the transaction are not (i) being considered for purchase or sale by the portfolio of the Fund that serves as the basis of the individual's "investment personnel" status or
                    (ii) being purchased or sold by the portfolio of the Fund that serves as the basis of the individual's "investment personnel" status and, are not economically related to such securities; exceptions granted under this provision are conditioned upon receipt by a duly authorized officer of the Management Company of a report
                    (Exhibit D) of the transaction and certification by the respective investment personnel that the transaction is in compliance with this Code of Ethics (see Exhibit D).

               (e) serve on the Board of Directors of any publicly traded company without prior authorization of the President or other duly authorized officer of the Fund. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Fund and its shareholders. Authorization of board service shall be subject to the implementation by the Management Company of "Chinese Wall" or other procedures to isolate such investment personnel from the investment personnel making decisions about trading in that company's securities.

          (3)  Portfolio Managers

               (a)  No portfolio manager shall:

                    (i) buy or sell a security within seven (7) calendar days before and within two (2) calendar days after any portfolio of the Fund that he or she manages trades in that security. Any trades made within the proscribed period shall be unwound, if possible. Otherwise, any profits realized on trades within the proscribed period shall be disgorged to the appropriate portfolio of the Fund.

      C.  EXEMPTED TRANSACTIONS

          The prohibitions of Sections B(1)(b), B(2)(d) and B(3)(a) shall not apply to:

          (1) purchases or sales effected in any account over which the access person has no direct or indirect influence or control;

          (2) purchases or sales which are non-volitional on the part of either the access person or the Fund;

          (3) purchases which are part of an automatic dividend reinvestment plan;

          (4) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

          (5) purchases or sales of securities which are not eligible for purchase by the Fund and which are not related economically to securities purchased, sold or held by the Fund;

          (6) transactions which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to the Fund and which are otherwise in accordance with Rule 17j-1; For example, such transactions would normally include purchases or sales of:

               (a) securities of companies with a market capitalization in excess of $1 billion;

               (b) up to $25,000 principal amount of a fixed income security or 100 shares of an equity security within any three-consecutive month period (all trades within a three-consecutive month period shall be integrated to determine the availability of this exemption);

               (c) up to 1,000 shares of a security which is being considered for purchase or sale by a Fund (but not then being purchased or sold) if the issuer has a market capitalization of over $1 billion and if the proposed acquisition or disposition by the Fund is less than one percent of the class outstanding as shown by the most recent report or statement published by the issuer, or less than one percent of the average weekly reported volume of trading in such securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association, during the four calendar weeks prior to the individual's personal securities transaction; or

               (d) any amount of securities if the proposed acquisition or disposition by the Fund is in the amount of 1,000 or less shares and the security is listed on a national securities exchange or the National Association of Securities Dealers Automated Quotation System.

      D.  COMPLIANCE PROCEDURES

          (1)  Pre-clearance

          All access persons shall receive prior written approval (Exhibit E) from the Compliance Officer of the Management Company for the respective portfolios of the Fund, or other officer designated by the Board of Directors before purchasing or selling securities.

          Procedures implemented herein to pre-clear the securities transactions of access persons shall not apply to a director/trustee of the Fund who is not an "interested person" of the Fund as defined in this Code, except where such director/trustee knew or, in the ordinary course of fulfilling his official duties as a director/trustee of the Fund, should have known that during the 15-day period immediately preceding or after the date of the transaction in a security by the director/trustee, such security is or was purchased or sold by the Fund or such purchase or sale by the Fund is or was considered by the Fund.

          Purchases or sales by access persons who are employees of United Asset Management Corporation are not subject to the pre-clearance procedures set forth herein, provided that such persons are required to pre-clear proposed transactions in securities pursuant to a Code of Ethics.

          Purchases or sales by access persons who are employees of the administrator for the Fund, Chase Global Fund Services Company, are not subject to the pre-clearance procedures set forth herein, provided that such persons are required to pre-clear proposed transactions in securities pursuant to a Code of Ethics.

          Purchases or sales of securities which are not eligible for purchase or sale by the Fund or any portfolio of the Fund that serves as the basis of the individual's "access person" status shall be entitled to clearance automatically from the Compliance Officer of the Fund. This provision shall not relieve any access person from compliance with pre-clearance procedures.

          (2)  Disclosure of Personal Holdings

          All investment personnel shall disclose to the Compliance Officer of the Management Company all personal securities holdings upon the later of commencement of employment or adoption of this Code of Ethics and thereafter on an annual basis as of December 31. This initial report shall be made on the form attached as Exhibit A and shall be delivered to the Compliance Officer of the Management Company and, upon request, to the Compliance Officer of the Fund.

          (3)  Certification of Compliance with Code of Ethics

               (a)  Every access person shall certify annually that:

                    (i) they have read and understand the Code of Ethics and recognize that they are subject thereto;

                    (ii) they have complied with the requirements of the Code of Ethics; and

                    (iii) they   have    reported   all   personal    securities
                          transactions required to be reported pursuant to the requirements of the Code of Ethics.

          The annual report shall be made on the form attached as Exhibit B and delivered to the Compliance Officers of the Fund and the Management Company.

          (4)  Reporting Requirements

               (a) Every access person shall report to the Compliance Officer of the Fund and the Management Company the information described in, Sub-paragraph (4)(b) of this Section with respect to transactions in any security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an access person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence.

               (b) Reports required to be made under this Paragraph (4) shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. Every access person shall be required to submit a report for all periods, including those periods in which no securities transactions were effected. A report shall be made on the form attached hereto as Exhibit C or on any other form containing the following information:

                    (i) the date of the transaction, the title and the number of shares, and the principal amount of each security involved;

                    (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                    (iii) the price at which the transaction was effected; and

                    (iv) the name of the broker, dealer or bank with or through whom the transaction was effected.

                          Duplicate  copies of the  broker  confirmation  of all
                          personal transactions and copies of periodic statements for all securities accounts may be appended to Exhibit C to fulfill the reporting requirement.

               (c) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

               (d) The Compliance Officer of the Fund shall notify each access person that he or she is subject to these reporting requirements, and shall deliver a copy of this Code of Ethics to each such person upon request.

               (e) Reports submitted to the Fund pursuant to this Code of Ethics shall be confidential and shall be provided only to the officers and Directors of the Fund, Fund counsel or regulatory authorities upon appropriate request.

               (f) Each director/trustee who is not an "interested person" of the Fund as defined in the Act need only report a transaction in a security if such director/trustee, at the time of that transaction knew, or, in the ordinary course of fulfilling his official duties as a director/trustee, should have known that, during the 15-day period immediately preceding or after the date of the transaction by the director/trustee, such security was purchased or sold by the Fund or was being considered for purchase by the Fund or by its investment adviser or sub-investment adviser. Such reports will include the information described in Sub-paragraph (4)(b) of this Section.

          (5)  Conflict of Interest

          Every access person, except officers and Directors of the Fund, shall notify the Compliance Officer of the Management Company of any personal conflict of interest relationship which may involve the Fund, such as the existence of any economic relationship between their transactions and securities held or to be acquired by any portfolio of the Fund. Officer and Directors of the Fund shall notify the Compliance Officer of the Fund of any personal conflict of interest relationship which may involve the Fund. Such notification shall occur in the pre-clearance process.

      E.  REPORTING OF VIOLATIONS TO THE BOARD OF DIRECTORS

          (1) The Compliance Officer of the Fund shall promptly report to the Board of Directors all apparent violations of this Code of Ethics and the reporting requirements thereunder.

          (2) When the Compliance Officer of the Fund finds that a transaction otherwise reportable to the Board of Directors under Paragraph (1) of this Section could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Rule 17j-1(a), he may, in his discretion, lodge a written memorandum of such finding and the reasons therefor with the reports made pursuant to this Code of Ethics, in lieu of reporting the transaction to the Board of Directors.

          (3) The Board of Directors, or a Committee of Directors created by the Board of Directors for that purpose, shall consider reports made to the Board of Directors hereunder and shall determine whether or not this Code of Ethics has been violated and what sanctions, if any, should be imposed.

      F.  ANNUAL REPORTING TO THE BOARD OF DIRECTORS

          (1) The Compliance Officer of the Fund shall prepare an annual report relating to this Code of Ethics to the Board of Directors. Such annual report shall:

               (a) summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

               (b)  identify  any  violations  requiring   significant  remedial
                    action during the past year; and

               (c) identify any recommended changes in the existing restrictions or procedures based upon the Fund's experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations.

      G.  SANCTIONS

          Upon discovering a violation of this Code, the Board of Directors may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

      H.  RETENTION OF RECORDS

          The Fund shall maintain the following records as required under Rule 17j-l; reports received by a Management Company on behalf of the Fund shall be maintained as required under Rule 17j-l:

               (a) a copy of any Code of Ethics in effect within the most recent five years;

               (b) a list of all persons required to make reports hereunder within the most recent five years, as shall be updated by the Compliance Officer of the Fund;

               (c) a copy of each report made by an access person hereunder for a period of five years from the end of the fiscal year in which it was made;

               (d) each memorandum made by the Compliance Officer of the Fund hereunder, for a period of five years from the end of the fiscal year in which it was made; and

               (e) a record of any violation hereof and any action taken as a result of such violation, for a period of five years following the end of the fiscal year in which the violation occurred.


Dated:   December 14, 1995.
Revised: January 23, 1997
         September 23, 1998